Exhibit 99.1

ClearOne Reports 2016 Third Quarter Financial Results

●	Receives Excellent Response to Early Introduction of Next Gen Audio Conferencing Platform
●	Grows Video Products Year-over-Year Sales for Fourth Consecutive Quarter
●	Continues Commitment to Shareholder Value with Dividends and Stock Repurchases

SALT LAKE CITY, UTAH – Nov. 8, 2016 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the three and nine months ended Sept. 30, 2016.

“In 2016, we are executing our business plan, and now we offer the most technically innovative products in the marketplace to meet the growing demand for audio conferencing, network media streaming, video conferencing and media collaboration, supported by a growing portfolio of more than 100 patents and patent applications,” said Zee Hakimoglu, president and chief executive officer. “Combined with the strength of our diverse and loyal channel and extensive global installed customer base, we are well-positioned to benefit from our advanced line of products and the anticipated improvement in the global macroeconomic environment. While our third quarter results were negatively impacted by the transition to our next generation professional audio conferencing platform launched this June, we are pleased our video product sales more than doubled year-over-year and posted revenue growth in eight out of the nine recent quarters.

“As the only player bringing the full value chain to the professional AV market, ClearOne is well positioned to return to growth in 2017. Also, our strong balance sheet enables us to pay dividends and repurchase stock, creating shareholder value.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q3’16 revenue was $12.9 million. Revenue in Q3’15 of $15.9 million included three quarters of licensing fees per terms of a specific agreement. The year-over-year reduction also reflects the global economic slowdown and the transition to the next generation professional audio conferencing platform launched in June. Sequentially, revenue grew 8%, compared to $12.0 million in Q2’16, driven by growth in video and professional audio conferencing products.

●	Gross profit in Q3’16 was $7.7 million, compared to $10.2 million in Q3’15. Gross profit margin declined from 64% to 59%, caused mainly by reduced revenue, scrapping a portion of inventory related to the move from the manufacturing facility acquired with Sabine to an overseas outsourced manufacturing facility, and a shift in product and licensing mix offset partially by a lower inventory obsolescence costs in 2016. Non-GAAP Gross profit margin was 62% compared to 64%.

●	Net income in Q3’16 was $1.2 million, or $0.13 per diluted share, compared to $2.4 million in Q3’15, or $0.25 per diluted share. Non-GAAP net income was $2.0 million in Q3’16, or $0.22 per diluted share, compared to $2.8 million in Q3’15, or $0.30 per diluted share. Third quarter of 2016 was positively impacted by lower effective tax rate when compared to the third quarter of 2015.

($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2016	2015	Change	2016	2015	Change
GAAP
Revenue	$12,908	$15,913	-19%	$37,907	$43,513	-13%
Gross Profit	$7,668	$10,188	-25%	$23,797	$27,640	-14%
Operating Income	$1,424	$3,508	-59%	$4,717	$7,700	-39%
Net Income	$1,209	$2,417	-50%	$3,532	$5,204	-32%
Earnings Per Share (Diluted)	$0.13	$0.25	-48%	$0.37	$0.54	-31%
Non-GAAP
Non-GAAP Gross Profit	$7,958	$10,193	-22%	$24,098	$27,656	-13%
Non-GAAP Operating Income	$2,468	$4,188	-41%	$6,930	$9,621	-28%
Non-GAAP Net Income	$2,001	$2,843	-30%	$5,162	$6,426	-20%
Non-GAAP Adjusted EBITDA	$2,748	$4,436	-38%	$7,729	$10,470	-26%
Non-GAAP EPS (Diluted)	$0.22	$0.30	-26%	$0.55	$0.67	-19%

Year-to-date 2016 Financial Results as compared to Year-to-date 2015

For the nine months ended September 30, 2016, revenue was $37.9 million, compared to $43.5 million, reflecting, a reduced demand for our products across most regions. Net income was $3.5 million, or $0.37 per diluted share, compared to $5.2 million, or $0.54 per diluted share. Non-GAAP net income was $5.2 million, or $0.55 per diluted share, compared to $6.4 million, or $0.67 per diluted share. Non-GAAP Adjusted EBITDA was $7.7 million, compared to $10.5 million.

Continued Investment in Shareholder Value

During the third quarter of 2016, the Company paid a cash dividend of $0.05 per share and repurchased approximately 92,000 (See Note below) shares of its common stock under its $10 million stock repurchase program announced in March 2016.  As of Sept. 30, 2016, the Company has acquired approximately 456,000 shares amounting to $5.1 million under the stock repurchase program. The Company intends to continue to repurchase shares of its common stock in the open market, subject to price, volume and other safe harbor restrictions. After payments totaling $8.3 million for the dividend and stock and option repurchases during the first nine months of 2016, cash, cash equivalents and investments were $40.0 million at Sept. 30, 2016, compared with $39.8 million at December 31, 2015. The Company continued to have no debt.

Conference Call Information

ClearOne senior management will host an investor conference call today, Nov. 8th at 11:30 a.m. Eastern Time to review the company’s financial results. The conference call will be available to interested parties by dialing +1-877-369-6586 (domestic) or +1-253-237-1165 (international). The conference ID is 10250716. The call will also be available through a live, listen-only audio Internet broadcast at http://investors.clearone.com/events.cfm. For those who are not available to listen to the live broadcast, the call will be archived on the same web site for at least three months.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income, net income, adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income, net income, income per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Contact:

Investor Relations

+1-801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

Note: In the earlier version of this press release the number of shares repurchased was inadvertently reported incorrectly as 226,000 instead of 92,000.

CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$12,273	$13,412
Marketable securities	7,060	7,161
Receivables, net of allowance for doubtful accounts of $49 and $54, respectively	8,483	8,692
Inventories, net	11,991	13,447
Distributor channel inventories	1,538	1,628
Prepaid expenses and other assets	2,216	1,806
Total current assets	43,561	46,146
Long-term marketable securities	20,721	19,204
Long-term inventories, net	1,753	2,018
Property and equipment, net	1,409	1,589
Intangibles, net	5,902	6,638
Goodwill	12,724	12,724
Deferred income taxes	5,093	5,093
Other assets	117	117
Total assets	$91,280	$93,529
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,587	$2,815
Accrued liabilities	2,085	2,243
Deferred product revenue	4,271	4,549
Total current liabilities	9,943	9,607
Deferred rent	122	150
Other long-term liabilities	1,260	1,203
Total liabilities	11,325	10,960

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,892,042 and 9,183,957 shares issued and outstanding	9	9
Additional paid-in capital	46,455	46,291
Accumulated other comprehensive income (loss)	32	(166)
Retained earnings	33,459	36,435
Total shareholders’ equity	79,955	82,569
Total liabilities and shareholders’ equity	$91,280	$93,529

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue	$12,908	$15,913	$37,907	$43,513
Cost of goods sold	5,240	5,725	14,110	15,873
Gross profit	7,668	10,188	23,797	27,640

Operating expenses:
Sales and marketing	2,389	2,752	7,695	8,126
Research and product development	2,116	2,132	6,481	6,128
General and administrative	1,739	1,796	4,904	5,686
Total operating expenses	6,244	6,680	19,080	19,940

Operating income	1,424	3,508	4,717	7,700

Other income, net	100	54	194	244
Income before income taxes	1,524	3,562	4,911	7,944
Provision for income taxes	315	1,145	1,379	2,740
Net income	$1,209	$2,417	$3,532	$5,204

Basic weighted average shares outstanding	8,921,480	9,139,329	9,076,305	9,119,925
Diluted weighted average shares outstanding	9,164,165	9,615,684	9,452,616	9,583,951

Basic earnings per common share	$0.14	$0.26	$0.39	$0.57
Diluted earnings per common share	$0.13	$0.25	$0.37	$0.54

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP gross profit	$7,668	$10,188	$23,797	$27,640
Inventory scrap related to wireless manufacturing move	283	-	283	-
Stock-based compensation	7	5	18	16
Non-GAAP gross profit	$7,958	$10,193	$24,098	$27,656

GAAP operating Income	$1,424	$3,508	$4,717	$7,700
Inventory scrap related to wireless manufacturing move	283	-	283	-
Stock-based compensation	175	193	494	648
Amortization of intangibles	280	314	856	943
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	306	173	580	330
Non-GAAP operating Income	$2,468	$4,188	$6,930	$9,621

GAAP net income	$1,209	$2,417	$3,532	$5,204
Inventory scrap related to wireless manufacturing move	283	-	283	-
Stock-based compensation	175	193	494	648
Amortization of intangibles	280	314	856	943
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	306	173	580	330
Loss on disposal of assets related to wireless microphones manufacturing	-	-	53	-
Tax effect of non-GAAP adjustments	(252)	(254)	(636)	(699)
Non-GAAP net income	$2,001	$2,843	$5,162	$6,426

GAAP net income	$1,209	$2,417	$3,532	$5,204
Number of shares used in computing GAAP income per share (diluted)	9,164,165	9,615,684	9,452,616	9,583,951
GAAP income per share (diluted)	$0.13	$0.25	$0.37	$0.54
Non-GAAP net income	$2,001	$2,843	$5,162	$6,426
Number of shares used in computing Non-GAAP income per share (diluted)	9,164,165	9,615,684	9,452,616	9,583,951
Non-GAAP income per share (diluted)	$0.22	$0.30	$0.55	$0.67

GAAP total net Income	$1,209	$2,417	$3,532	$5,204
Inventory scrap related to wireless manufacturing move	283	-	283	-
Stock-based compensation	175	193	494	648
Depreciation	180	194	552	605
Amortization of intangibles	280	314	856	943
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	306	173	580	330
Loss on disposal of assets related to wireless microphones manufacturing	-	-	53	-
Provision for income taxes	315	1,145	1,379	2,740
Non-GAAP Adjusted EBITDA	$2,748	$4,436	$7,729	$10,470